CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-3 (No. 333-63020, No. 333-113834 and No. 333-38765),
Registration Statements on Form S-4 (No. 333-111742, No. 333-38759, and No.
333-70522), and on Registration Statements on Form S-8 (No. 333-112107, No.
333-71063, and No. 333-44742) of Armor Holdings, Inc. of our report dated March
6, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Jacksonville, Florida
March 6, 2005